Exhibit (p)(i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of RIGGS FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.




SIGNATURES                                       TITLE                                                         DATE



/s/ John F. Donahue                              Chairman September 9, 1999
John F. Donahue                                  (Chief Executive Officer)



/s/ Edward C. Gonzales                           President and Treasurer                          September 9, 1999
Edward C. Gonzales                               (Principal Financial and
                                                 Accounting Officer)



/s/ J. Christopher Donahue                       Executive Vice President                         September 9, 1999
---------------------------------------------
                                                 and Trustee
J. Christopher Donahue



/s/ Thomas G. Bigley                             Trustee  September 9, 1999
---------------------------------------------
Thomas G. Bigley



/s/ John T. Conroy, Jr.                          Trustee  September 9, 1999
John T. Conroy, Jr.



/s/John F. Cunningham                            Trustee  September 9, 1999
---------------------------------------------
John F. Cunningham





SIGNATURES                                       TITLE                                                         DATE


/s/ Lawrence D. Ellis, M.D.                      Trustee  September 9, 1999
Lawrence D. Ellis, M.D.



/s/ Peter E. Madden                              Trustee  September 9, 1999
---------------------------------------------
Peter E. Madden



/s/ Charles F. Mansfield, Jr.                    Trustee  September 9, 1999
Charles F. Mansfield, Jr.



/s/ John E. Murray, Jr.                          Trustee  September 9, 1999
John E. Murray, Jr.



/s/ Marjorie P. Smuts                            Trustee  September 9, 1999
---------------------------------------------
Marjorie P. Smuts



/s/ John S. Walsh                                Trustee  September 9, 1999
---------------------------------------------
John S Walsh



Sworn to and subscribed before me this 9th day of September, 1999




/s/ Nancy H. Beatty